EXHIBIT 10.1

November 4, 2015

Fox Factory Holding Corp.
Fox Factory, Inc.
ST USA Holding Corp.
915 Disc Drive
Scotts Valley, CA 95066
Attention: Chief Financial Officer
Telecopy No.: (831) 768-7177

Re: Waiver of Certain Requirements in the Credit Agreement

Ladies and Gentlemen:

We refer to that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fox Factory Holding Corp., a Delaware corporation (“FFH”), ST USA Holding Corp., a Delaware corporation (“ST USA”), Fox Factory, Inc., a California corporation (“FF”, and together with FFH and ST USA, each a “Borrower” and, collectively, the “Borrowers”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and SunTrust Bank, in its capacity as administrative agent (“Administrative Agent”) for the Lenders, as Issuing Bank and as Swingline Lender. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

The Borrowers have requested that the Lenders waive the requirements under Section 7.6(h) of the Credit Agreement that the aggregate fair market value of all assets transferred under the Taiwanese Disposition not exceed $7,000,000 (the “Asset Transfer Cap”). In accordance with the Credit Agreement, the Lenders hereby waive the Asset Transfer Cap so long as (a) the aggregate net book value of all assets transferred pursuant to the Taiwanese Disposition does not exceed $30,000,000, (b) on or before the consummation of the Taiwanese Disposition, the Borrowers provide (x) a complete, executed copy of the documents and agreements evidencing the Taiwanese Disposition, which shall be in form and substance satisfactory to the Administrative Agent, and (y) any other information reasonably requested by the Administrative Agent, (c) the Borrowers will have delivered the Loan Documents and other deliverables required under Section 5.11 of the Credit Agreement with respect to any Subsidiary formed in connection with the Taiwanese Disposition and (d) the Borrowers sign below to evidence the Borrowers’ certification that as of the date hereof and after giving effect to this waiver letter, (1) no Default or Event of Default shall have occurred and be continuing and (2) all representations and warranties of the Borrowers and their respective Subsidiaries set forth in the Loan Documents are true and correct in all material respects. The waiver set forth above will be effective upon execution of this letter by the Borrowers and the Required Lenders.

The waiver set forth above is limited solely to the specific events listed above and shall not be deemed to be a waiver of any Default or Event of Default, a deferment of any payment, or an amendment of any other provision of the Credit Agreement or other Loan Documents. As modified by this waiver letter, the Credit Agreement shall remain in full force and effect and constitute the legal, valid, binding and enforceable obligations of the Borrowers. This waiver letter shall be governed by, and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New York and all applicable laws of the United

States of America. The Borrowers agree to pay on demand all costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent in connection with this waiver letter and the transactions contemplated hereby. This waiver letter constitutes the entire understanding of the parties hereto and supercedes any other prior or contemporaneous negotiations or agreements with respect to the subject matter hereof. This waiver letter may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

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Very truly yours,

SUNTRUST BANK, as the Administrative Agent, as an Issuing Bank, as the Swingline Lender, and as a Lender

By: /s/ David A. Ernst
Name: David A. Ernst
Title: Vice President

FIFTH THIRD BANK., as a Lender

By: /s/ Ross Morin
Name: Ross Morin
Title: Officer

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Jason Nadler
Name: Jason Nadler
Title: Senior Vice President

ACKNOWLEDGED AND AGREED:

FOX FACTORY HOLDING CORP., as
Borrower

By: /s/ Zvi Glasman
Name:     Zvi Glasman
Title:     CFO

ST USA HOLDING CORP., as
Borrower

By: /s/ John Boulton
Name:     John Boulton
Title:     VP

FOX FACTORY, INC., as
Borrower

By: /s/ Zvi Glasman
Name:     Zvi Glasman
Title:     CFO